Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act
I, Richard W. Burke, President of 40|86 Strategic Income Fund (the “Registrant), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/24/09	/s/ Richard W. Burke
Richard W. Burke, President
(principal executive officer)

I, Todd M. Hacker, Treasurer of 40|86 Strategic Income Fund (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 8/24/09	/s/ Todd M. Hacker
Todd M. Hacker, Treasurer
(principal financial officer)

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by 40|86 Strategic Income Fund for purposes of the Securities Exchange Act of 1934.